Exhibit 99.5

Holders of Record, holding 5% or more of the outstanding balance for Bear Stearns Asset Backed Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-ABF1 as reflected in the security position listing as of December 31, 2003 provided by DTC.

Class Name and Address of Holder Amount Held % Class

A1 Deutsche Bank Trust Co Americas 97,000,000 40%

648 Grassmere Park Road

Nashville, TN 37211

SSB&T Co. 57,822,000 24%

1776 Heritage Drive

Global Corporate Action Unit JAB5NW

No. Quincy, MA 02171

Bank of New York/FSA 24,000,000 10%

One Wall Street

New York, NY 10286

DBTCo Americas/DB Frankfurt 29,500,000 12%

14 Wall Street, 5th Flr

New York, NY 10005

Northern Trust 12,080,000 5%

801 S. Canal C-IN

Chicago, IL 60607

A IO Wachovia Securities LLC/Custody 25,613,000 33%

One New York Plaza

New York, NY 10292

Citibank 8,100,000 11%

3800 Citibank Center B3-15

Tampa, FL 33610

SSB&T Co. 29,928,700 39%

1776 Heritage Drive

Global Corporate Action Unit JAB5NW

No. Quincy, MA 02171

Mellon Trust of New England NA 11,600,000 15%

525 William Penn Place, Suite 3418

Pittsburgh, PA 15259

M Citibank 25,500,000 57%

3800 Citibank Center B3-15

Tampa, FL 33610

LaSalle Bank NA 4,000,000 9%

135 South LaSalle Street

Chicago, IL 60603

Mellon Trust of New England NA 8,000,000 18%

525 William Penn Place, Suite 3418

Pittsburgh, PA 15259

JP Morgan Chase Bank 5,164,000 12%

14201 Dallas Parkway

Dallas, TX 75254